UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2010
Safeguard Scientifics, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5620	23-1609753

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 Devon Park Drive, Building 800, Wayne, PA	19087

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 610-293-0600
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
Safeguard Scientifics, Inc. (“Safeguard”), Safeguard Delaware, Inc. (“SDI”), Safeguard Delaware II, Inc. (“SDI II”) and Safeguard Scientifics (Delaware), Inc. (“SSDI”) have entered into a Joinder and First Loan Modification Agreement dated as of December 31, 2010 (the “Agreement”) relating to the Amended and Restated Loan and Security Agreement dated as of May 27, 2009, by and among Silicon Valley Bank (“Bank”), Safeguard, SDI and SSDI (the “Loan Agreement”). SDI and SSDI are wholly owned subsidiaries of Safeguard, and SDI II is a wholly owned subsidiary of SDI. The Agreement added SDI II as a borrower under the Loan Agreement and extended the maturity date of the facility from December 31, 2010 to December 31, 2012. The other principal terms of the credit facility, including the $50 million credit availability, remain substantially the same as the terms contained in the Loan Agreement.
The information set forth above is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1, which exhibit is incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits
(d) Exhibits.

10.1
Joinder and First Loan Modification Agreement dated as of December 31, 2010, by and among Silicon Valley Bank, Safeguard Scientifics, Inc., Safeguard Delaware, Inc., Safeguard Delaware II, Inc. and Safeguard Scientifics (Delaware), Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.
Dated: January 4, 2011	By:	BRIAN J. SISKO
Brian J. Sisko
Senior Vice President and General Counsel

Exhibit Index

10.1
Joinder and First Loan Modification Agreement dated as of December 31, 2010, by and among Silicon Valley Bank, Safeguard Scientifics, Inc., Safeguard Delaware, Inc., Safeguard Delaware II, Inc. and Safeguard Scientifics (Delaware), Inc.